Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of The Trade Desk, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 13th day of March, 2017.

HIGHWIND S.À R.L

By:	Titan S.à r.l, its Class A Manager

	By:	/s/ Bertrand Party
	Name:	Bertrand Party
	Title:	Manager

By:	Francisco Felix Rodriguez, its Class B Manager

/s/ Francisco Felix Rodriguez
Name: Francisco Felix Rodriguez

CANEPA TMT GLOBAL FUND CLP-SIF

By:	Canepa TMT Global Partners, S.C.S., its managing general partner

By:	Canepa Management GP COOP S.A., its managing general partner

By:	Bertrand Party, its Class A Manager

/s/ Bertrand Party
Name: Bertrand Party

By:	Francisco Felix Rodriguez, its Class B Manager

/s/ Francisco Felix Rodriguez
Name: Francisco Felix Rodriguez

CANEPA TMT GLOBAL PARTNERS CLP

By:	Canepa Management GP COOP S.A., its managing general partner

By:	Bertrand Party, its Class A Manager

/s/ Bertrand Party
Name: Bertrand Party

By:	Francisco Felix Rodriguez, its Class B Manager

/s/ Francisco Felix Rodriguez
Name: Francisco Felix Rodriguez